EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BOSTON LIFE SCIENCES ENTERS INTO DRUG DELIVERY DEVICE SUPPLY

AGREEMENT WITH CODMAN & SHURTLEFF, INC.

Codman to supply implantable pumps and catheters for Inosine preclinical and clinical studies in exchange for option to exclusively license Inosine from BLSI

October 16, 2003—Boston, MA—Boston Life Sciences, Inc. (NASDAQ: BLSI) announced it has entered into an Agreement with Codman & Shurtleff, Inc. (“Codman”), a Johnson & Johnson subsidiary, related to BLSI’s development of Inosine for stroke. Under the Agreement, Codman will supply BLSI with implantable pumps and catheters for BLSI’s preclinical and clinical studies for Inosine, and in exchange, Codman will receive a right of first refusal for Inosine for a specified period and under certain conditions. Further details of the Agreement, including financial terms, remain confidential.

Inosine, a naturally-occurring small molecule discovered by BLSI’s collaborating scientists at Boston Children’s Hospital, has been demonstrated to have potent axon-regenerating activity. The unique mechanism by which Inosine works to promote axonal regeneration in injured central nervous system cells, as well as its ability to promote functional recovery after experimental stroke, have been the subject of numerous publications in prominent peer-reviewed scientific journals. BLSI intends to utilize Codman’s implantable pumps and catheters for the Company’s final pre-clinical toxicity studies with Inosine and continue with Codman’s products during the clinical development of Inosine.

“In the field of Central Nervous System (CNS) regeneration, the use of growth factors and overcoming myelin inhibition have evolved into the most promising and credible approaches to achieving therapeutic effects in stroke and other CNS injuries,” stated Marc Lanser, MD, President of BLSI. “In reviewing the scientific literature, Inosine remains unparalleled in its ability to regenerate large numbers of axons that in turn correlate with substantial functional recovery after stroke. Now that we have a reliable, high quality supplier of a delivery system in Codman, we will be able to complete our preclinical toxicology studies, file our IND, and proceed into clinical development utilizing the same drug-delivery technology in each of these steps. This should markedly streamline the clinical development of Inosine,” added Dr. Lanser.

Boston Life Sciences, Inc. (BLSI) is a development stage biotechnology company engaged in the research and development of novel therapeutic and diagnostic solutions for central nervous system diseases (CNS) and cancer. BLSI’s products in development include: ALTROPANE® and FLUORATECTM radioimaging agents for the diagnosis of PD and ADHD; Inosine and AF-1, nerve growth factors for the treatment of acute and chronic CNS disorders; Troponin I, a naturally-occurring anti-angiogenesis factor for the treatment of solid tumors; and novel therapies for the treatment of PD and ADHD.

Statements made in this press release other than statements of historical fact represent forward-looking statements. Such statements include, without limitation, statements regarding expectations or beliefs as to future results or events, such as operating results and financial position, the expected timing and results of clinical trials, discussions with regulatory agencies, schedules of IND, NDA and all other regulatory submissions, the timing of product introductions, the possible approval of products, and the market size and possible advantages of the Company’s products. All such forward-looking statements involve substantial risks and uncertainties, and actual results may vary materially from these statements. Factors that may affect future results include: the availability and adequacy of financial resources, the level of operating expenses incurred, the ability to obtain intellectual property protection, delays in the regulatory or development processes, results of scientific data from clinical trials, the outcome of discussions with potential partners, regulatory decisions, market acceptance of the Company’s products, and other possible risks and uncertainties that have been noted in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

For further information, please contact:
CORPORATE

MARC LANSER

PRESIDENT & CHIEF OPERATING OFFICER

BOSTON LIFE SCIENCES, INC.

617.425.0200

EMAIL: JHERNON@BOSTONLIFESCIENCES.COM